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Exhibit 10.11

STOCKHOLDERS AGREEMENT

Dated as of March 17, 1998

Among

BUCYRUS INTERNATIONAL, INC., AND ITS STOCKHOLDERS

STOCKHOLDERS AGREEMENT

        This STOCKHOLDERS AGREEMENT (this "Agreement") is dated as of March 17, 1998 among BUCYRUS INTERNATIONAL, INC., a Delaware corporation (the "Company"), AMERICAN INDUSTRIAL PARTNERS ACQUISITION COMPANY, LLC, a Delaware limited liability company ("AIP"), and each individual who hereafter executes a counterpart of this Agreement (or otherwise agrees to be bound by the provisions hereof) and who is listed on the Schedule of Stockholders attached hereto as a Management Stockholder (the "Management Stockholders" and, together with AIP and the Permitted Transferees (as hereinafter defined), the "Stockholders").

        WHEREAS, each of the Management Stockholders has subscribed to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to a subscription agreement executed by the Management Stockholder and the Company (the "Subscription Agreement");

        WHEREAS, the Company may, but is not obligated to, grant to a Management Stockholder, Options (as defined below) to purchase the Common Stock pursuant to an option agreement to be executed by the Management Stockholder and the Company (the "Option Agreement");

        WHEREAS, each of the Management Stockholders, AIP and the Company believe it to be in their best interests that they enter into this Agreement providing for certain restrictions with respect to the shares of Common Stock owned or hereafter acquired by the Management Stockholder or the Management Stockholder's transferee and in consideration of the sale of shares of Common Stock covered by the Subscription Agreement and the grant of Options, if any, covered by the Option Agreement;

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and obligations set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    SECTION DEFINITIONS.    For purposes of this Agreement, the following terms have the indicated meanings:

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company, and in the case of AIP shall include any member of AIP. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

        "AIP" shall have the meaning set forth in the Preamble.

        "AIP Shares" means Stockholder Shares held by AIP, its Affiliates, and their respective transferees.

        "Approved Sale" shall have the meaning set forth in Section 7(c) hereof.

        "Authorization Date" shall have the meaning set forth in Section 5(c) hereof.

        "Beneficially Own" shall have the meaning set forth in Rule 13d-3 of the Exchange Act.

        "Board" means the Company's Board of Directors.

        "Cause" means (a) with respect to any Management Stockholder with an employment agreement that defines "Cause," the definition set forth in such employment agreement and (b) with respect to any other Management Stockholder, (i) such Management Stockholder's (1) willful failure to timely comply in all material respects with the lawful directives of the Board (as set at a meeting of the Board in accordance with the Company's bylaws) or such Management Stockholder's supervisory personnel

(provided such directives are consistent with such Management Stockholder's position with the Company) or (2) gross negligence or willful misconduct in the performance of the material duties or responsibilities of his or her position with the Company or any Subsidiary; (ii) reasonable evidence to indicate that such Management Stockholder has committed (1) any felony, (2) any other criminal act or act of material dishonesty, disloyalty, or misconduct (other than minor traffic offenses and similar acts) or (3) any act of moral turpitude that is materially injurious to the property, operations, business or reputation of the Company or any Subsidiaries (as determined by the Board in its reasonable good faith discretion); (iii) the use or imparting by such Management Stockholder of any material confidential or proprietary information of the Company or any Subsidiary in violation of any confidentiality or proprietary agreement to which such Management Stockholder is a party; or (iv) such Management Stockholder's willful failure to comply in any material respect with the terms of the Option Plan or the Stockholders Agreement.

        "Common Stock" shall have the meaning set forth in the Recitals.

        "Company Sale" means a transaction involving any third party who is not an Affiliate of any Stockholder pursuant to which such party (a) acquires (whether by merger, consolidation or transfer or issuance of capital stock) capital stock of the Company (or any surviving or resulting corporation) possessing the voting power to elect a majority of the board of directors of the Company (or such surviving or resulting corporation) or (b) acquires all or substantially all of the Company's assets determined on a consolidated basis.

        "Demand Registration" shall have the meaning set forth in Section 9(a) hereof.

        "Disability" means (a) with respect to a Management Stockholder who is covered by any long-term disability insurance provided by the Company or any of its Subsidiaries, the occurrence of those events or the existence of those conditions that constitute "permanent disability" under the terms of such insurance policy, and (b) with respect to any Management Stockholder that is not covered by any long-term disability insurance provided by the Company or any of its Subsidiaries, the inability, due to illness, accident, injury, physical or mental incapacity or other disability, which has existed for a period of six (6) months or more within any twelve-month period, and which has continuously during such period prevented, and can reasonably be expected to continue to prevent, such Management Stockholder from carrying out effectively his duties and obligations to the Company and its Subsidiaries as determined in good faith by the Board.

        "EBITDA" means, with reference to any period, Net Income for such period adjusted (a) by adding thereto the amount of all (i) debt interest expense to the extent included in determining Net Income for such period, (ii) depreciation and amortization expenses and non-cash charges, including, without limitation, (A) the non-cash portion of any expenses incurred during such period pursuant to Financial Accounting Standards Board Statement No. 106, (B) purchase accounting adjustments that occur as a result of the application of Accounting Principles Board Opinion No. 16 and (C) non-cash charges for compensation costs recognized pursuant to Accounting Principles Board Opinion No. 25 (as permitted under Financial Accounting Standards Board Statement No. 123) in connection with Options granted to employees of the Company and its Subsidiaries to the extent included in determining Net Income for such period, (iii) all income taxes to the extent included in determining Net Income, and (iv) the management fee payable under the Management Agreement and all directors' fees, in each case, to the extent included in determining Net Income for such period, and (b) by subtracting therefrom (i) all interest income to the extent included in determining Net Income for such period, and (ii) all tax credits to the extent included in determining Net Income for such period.

        "Fair Market Value" as of any date means the sum of (i) the product of (A) 8.0 multiplied by (B) the trailing four quarters EBITDA less (ii) the net debt of the Company outstanding as of the then-immediately preceding quarter end as such amounts are determined in the good faith judgment of the Board; provided, however, that prior to September 30, 1998, the Fair Market Value shall not be less than $100.00 per share of Common Stock.

        "Management Shares" means Stockholder Shares held by the Management Stockholders and their respective Permitted Transferees.

        "Management Stockholder" shall have the meaning set forth in the Preamble.

        "Net Income" means, with reference to any period, the net income (or deficit) of the Company and its Subsidiaries for such period, after deducting all operating expenses, provisions for taxes, reserves and all other proper deductions, all determined in accordance with generally accepted accounting principles applied on a consolidated basis and on a basis consistent with prior periods after eliminating all intercompany transactions and after deducting portions of income properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries; provided, however, that there shall be excluded (a) any aggregate net gain or net loss during such period arising from the sale, exchange or other disposition of capital assets, (b) any net income or gain from the collection of the proceeds of insurance policies (other than proceeds of business interruption insurance for lost income to the extent such loss reduced Net Income for such period and proceeds of other insurance in respect of claims or losses to the extent such claims or losses reduced Net Income for such period), (c) any gain or loss arising from the acquisition of any securities, or the extinguishment, under generally accepted accounting principles, of any indebtedness of the Company or any of its Subsidiaries, or (d) any net income or gain or net loss during such period from any change in the accounting principles originally used as a basis for the computation of EBITDA or from any extraordinary items.

        "Option Agreement" shall have the meaning set forth in the Recitals.

        "Option Plan" means that certain Management Stock Option Plan adopted by the Board as of March 17, 1998, as the same may be amended or supplemented from time to time.

        "Options" means options to purchase shares of Common Stock granted by the Company pursuant to the Option Plan.

        "Original Cost" means with respect to any Management Shares purchased directly from the Company or issued upon the exercise of an Option, the original purchase price for such Management Share (in each case, as the same may be adjusted to account for the effect of any reorganization, recapitalization, stock dividend, stock split, or combination or other changes in the Common Stock).

        "Permitted Transfer" shall have the meaning set forth in Section 5(b) hereof.

        "Permitted Transferee" shall have the meaning set forth in Section 5(b) hereof.

        "Person" means any individual, corporation, partnership, firm, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity of whatever nature.

        "Put Price" shall have the meaning set forth in Section 4(a) hereof.

        "Put Right" means the put right granted to a Management Stockholder under Section 4 hereof.

        "Put Shares" shall have the meaning set forth in Section 4(a) hereof.

        "Qualified Public Offering" means any primary or secondary public offering of Common Stock pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement filed in connection with a transaction of the type described in Rule 145 of the Securities Act or for the purpose of issuing securities pursuant to an employee benefit plan having an aggregate offering value (before underwriters' discounts and selling commissions) of at least $30 million.

        "Repurchase Notice" shall have the meaning set forth in Section 3(b) hereof.

        "Repurchase Option" means the right and option granted to the Company under Section 3 hereof.

        "Repurchase Price" shall have the meaning set forth in Section 3(a) hereof.

        "Repurchase Shares" shall have the meaning set forth in Section 3(b) hereof.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Stockholder" shall have the meaning set forth in the Preamble.

        "Stockholder Shares" means (a) all shares of Common Stock acquired by the Stockholders, including all shares of Common Stock acquired pursuant to the exercise of Options, and (b) all shares of Common Stock or other securities issued or issuable directly or indirectly with respect to the securities referred to in clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Stockholder Shares shall cease to be such when they have been sold (i) pursuant to a registered public offering under the Securities Act or (ii) to the public pursuant to Rule 144 under the Securities Act, or any successor provision.

        "Subscription Agreement" shall have the meaning set forth in the Recitals.

        "Subsidiary" means, with respect to any Person, any other Person of which at least a majority of the outstanding shares or other equity interests having ordinary voting power for the election of directors or other persons performing similar functions are owned, directly or indirectly, by such Person or one or more Subsidiaries of such Person.

        "Transfer" means, with respect to any Stockholder Shares, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration and whether voluntary, involuntary or by operation of law) of such Stockholder Shares or any interest therein.

        "Transfer Notice" shall have the meaning set forth in Section 5(c) hereof.

        "Vested Options" means Options that are exercisable by the holder thereof on the date of determination.

        SECTION 2.    VOTING ARRANGEMENTS.

          (a)    Election of Directors.    Each Stockholder agrees that such Person will vote, or cause to be voted, all voting securities of the Company over which such Person has the power to vote or direct the voting, or execute written consents in lieu of a stockholders' meeting, as the case may be, and take all other necessary or desirable action within such Person's control (including causing the Company to call a special meeting of stockholders), and the Company will take all necessary and desirable actions within its control to cause the authorized number of directors for the Board to be six persons, or such other number as may be agreed upon in writing by AIP, and to elect or cause to be elected to the Board and cause to be continue in such office, six individuals designated by AIP.

          (b)    Removal of Directors.    If, at any time, AIP shall notify the other Stockholders of its desire to remove, with or without cause, any individual from a directorship, all such Persons so notified will vote, or cause to be voted, all voting securities of the Company over which they have the power to vote or direct the voting, or execute written consents in lieu of a stockholders' meeting, as the case may be, and shall take all such other actions promptly as shall be necessary or desirable to cause the removal of such director.

          (c)    Vacancies.    If, at any time, any director ceases to serve on the Board (whether as a result of death, disability, retirement, resignation, removal or otherwise), then AIP shall be entitled to designate a successor director to fill the vacancy created thereby pursuant to Section 2(a) hereof. Each Stockholder agrees that such Stockholder will vote, or cause to be voted, all voting securities of the Company over which such Person has the power to vote or direct the voting, or execute written consents in lieu of a stockholders' meeting, as the case may be, and shall take all such other actions as shall be necessary or desirable to cause the successor designated by AIP to be elected to fill such vacancy.

          (d)    Conflicting Charter or Bylaw Provision.    Each Stockholder shall vote its shares of Common Stock, and shall take all other actions reasonably necessary, to ensure that the Company's certificate of incorporation and bylaws facilitate and do not at any time conflict with any provision of this Agreement.

          (e)    Rights Unimpaired.    Nothing in this Agreement shall be construed to impair any rights that the stockholders of the Company may have to remove any director for cause. No removal for cause of an individual designated pursuant to this Section 2 hereof shall affect the right of AIP to designate a different individual pursuant to Section 2 hereof to fill the directorship from which such individual was removed.

        SECTION 3.    REPURCHASE OPTION.

          (a)    Termination of Employment.    Upon the termination of a Management Stockholder's employment by the Company or its Subsidiaries, the Company shall have the right and option, but not the obligation (except as provided in Section 4), to repurchase, and, if the Repurchase Option is exercised by the Company, such Management Stockholder shall be required to sell all, but not less than all, of the Management Shares acquired by such Management Stockholder pursuant to a Subscription Agreement or upon the exercise of an Option or held by any Permitted Transferee of such Management Stockholder (collectively, the "Repurchase Shares"). The price payable in respect of such Repurchase Shares (the "Repurchase Price") shall be calculated as follows:

    (i)
    If such termination is for Cause, the Repurchase Price shall be equal to the number of Repurchase Shares to be repurchased multiplied by the lesser of (A) Original Cost and (B) the Fair Market Value as of the date of such termination.

    (ii)
    If such termination is due to any other reason, the Repurchase Price shall be equal to the Fair Market Value as of the date of such termination.

          (b)    Repurchase Procedure for Management Shares.    Subject to Section 3(c) hereof, the Company shall exercise any option to purchase Management Shares pursuant to Section 3(a) hereof by delivery to the Management Stockholder, within 90 days after the termination of such Management Stockholder's employment, of a written notice (the "Repurchase Notice") stating that the Company is exercising the Repurchase Option. The closing of any repurchase of Repurchase Shares shall take place not later than 30 days following the date on which the Repurchase Notice is delivered to the Management Stockholder. The purchase price of the Repurchase Shares shall be paid to each seller either (i) in cash by delivery to each seller of a check or wire transfer of funds, or (ii), at the discretion of the Company, by delivery to each seller of a subordinated note of the Company with interest thereon accruing at the rate of eight percent (8%) per annum from the date of issuance, with all accrued interest and principal payable two years from the date of issuance (each a "Subordinated Note") against delivery to the Company of the certificates representing the Repurchase Shares so purchased, endorsed in blank or accompanied by appropriate assignments; provided, however, in the event that during the term of a Subordinated Note the Management Stockholder accepts employment with Harnishfeger Corp. the term of the Subordinated Note shall be extended for an additional two years following the original due date. The Subordinated Note shall be expressly subordinated to all other indebtedness for borrowed money of the Company. The Company shall be entitled to received customary representations and warranties from the seller regarding the seller's good title to, and freedom from, liens, encumbrances and restrictions on the sale of, such Repurchase Shares.

          (c)    Prohibited Purchases.    Notwithstanding anything to the contrary herein, the Company shall not be permitted or obligated to purchase, pursuant to this Section 3, any Management Shares or any interest therein to the extent (a) the Company is prohibited from purchasing such shares by any agreements for borrowed money (each, a "Debt Instrument") entered into by the Company or any of its Subsidiaries or by applicable law; (b) a default has occurred under any Debt Instrument and is continuing; (c) the purchase of such shares would, in the opinion of the Board, result in the occurrence of an event of default under any Debt Instrument or create a condition which would, with notice or lapse of time or both, result in such an event of default; or (d) the purchase of such shares would, in the reasonable opinion of the Board, materially impair the Company's ability to meet its obligations under any Debt Instrument in connection with its business and operations.

          (d)    Termination of the Repurchase Option.    The Repurchase Option and the Management Stockholder's obligation to sell Management Shares pursuant to this Section 3 shall terminate upon the earlier of (i) the consummation of a Qualified Public Offering or (ii) December 31, 2006.

        SECTION 4.    PUT RIGHT UPON TERMINATION.    (a) The Put Right. In the event of the termination of a Management Stockholder's employment with the Company or its Subsidiaries by reason of such Management Stockholder's death, Disability, resignation or termination by the Company (other than for Cause), such Management Stockholder (or, if a Management Stockholder is deceased, incapacitated or otherwise unable to act, his executor, personal representative or attorney-in-fact) and/or any Permitted Transferee of such Management Stockholder may cause the Company to purchase all, but not less than all, of the Management Shares acquired by such Management Stockholder pursuant to a Subscription Agreement or upon exercise of an Option or held by such Permitted Transferee of such Management Stockholder, as the case may be (the "Put Shares"), by delivering written notice (a "Put Notice") to the Company, during the ninety (90) day period commencing on the termination of such Management Stockholder's employment, of the exercise of such right and the number of Put Shares to be repurchased by the Company; provided, however, in the event that the Management Stockholder accepts employment with Harnishfeger Corp. prior to the expiration of the ninety day period, the Company's obligation to purchase the Put Shares shall lapse effective upon the acceptance of such employment. The price (the "Put Price") at which the Company shall be required to repurchase the Put Shares shall be equal to the Fair Market Value.

          (b)    Exercise of Put Right.    The closing of any repurchase of Put Shares shall take place not later than 30 days following the date on which the Put Notice is received by the Company. The purchase price of the Put Shares shall be paid to each seller either (i) in cash by delivery of a check or wire transfer of funds, or (ii), at the sole discretion of the Company, by delivery to each seller of a Subordinated Note, against delivery to the Company of the certificates representing the Put Shares so purchased, endorsed in blank or accompanied by appropriate assignments; provided, however, in the event that during the term of a Subordinated Note the Management Stockholder accepts employment with Harnishfeger Corp. the term of a Subordinated Note shall be extended for an additional two years following expiration of the original due date; provided, further, that notwithstanding the foregoing, in the event that any such repurchase is prohibited by or would cause a default under any of the Company's or its Subsidiaries' agreements for borrowed money, all time periods referred to in this Section 4 shall be tolled for so long as such prohibition or potential default exists, but, in such event (i) when and if a Subordinated Note is issued, the date of issuance (for the purpose of establishing the date from which interest shall accrue and the date on which payment is due) shall be set at the date 30 days following the date on which the Put Notice is received and (ii) if the purchase price is paid in cash, the seller shall also be paid interest thereon at the rate of eight percent (8%) per annum commencing the date 30 days following the date on which the Put Notice is received. The Company shall be entitled to received customary representations and warranties from the seller regarding the seller's good title to, and freedom from liens, encumbrances and restrictions on the sale of, such Put Shares. The put rights provided in this Section 4 shall be of no further force and effect from and after the consummation of a Qualified Public Offering.

        SECTION 5.    RESTRICTIONS ON TRANSFER.

          (a)    Restrictions on Transfer.    During the period beginning on the date hereof and ending on December 31, 2001, no holder of Management Shares may Transfer such Management Shares except in a Permitted Transfer. From and after January 1, 2002, holders of Management Shares may Transfer Management Shares (i) in a Permitted Transfer and (ii) to any other Person, subject to the provisions of Section 5(c) and, if applicable, Section 5(d).

        (b)    Certain Permitted Transfers.    Section 5(a) shall not apply to Transfers (each, a "Permitted Transfer") of Management Shares (i) by will or pursuant to applicable laws of descent and distribution or within a Management Stockholder's family group; provided that, in connection with any such transfer, each such transferee (a "Permitted Transferee") agrees in writing to be bound by the provisions of this Agreement or (ii) pursuant to Section 3, 4, 7, 8 or 9. Any Management Shares transferred to a Permitted Transferee shall continue to be Management Shares for purposes of this Agreement and the Permitted Transferee shall have and may exercise the rights of a Management Stockholder under the provisions of this Agreement. A Management Stockholder's "family group" means such Management Stockholder's spouse and lineal descendants (whether natural or adopted), any general or limited partnership comprised solely of the Management Stockholder, such Management Stockholder's spouse and/or lineal descendants (whether natural or adopted), and any trust formed and maintained solely for the benefit of such Management Stockholder, such Management Stockholder's spouse or such Management Stockholder's lineal descendants.

        (c)    Right of First Refusal.    At least 90 days prior to making any Transfer pursuant to a bona fide written offer from a third party (except pursuant to an effective registration statement), the Management Stockholder or any of such Management Stockholder's Permitted Transferees proposing such Transfer shall deliver a written notice (the "Transfer Notice") to the Company. The Transfer Notice will disclose in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the proposed Transfer. Such Management Stockholder or Permitted Transferee (and such Management Stockholder or Permitted Transferee transferees) shall not consummate any such Transfer until 30 days after the Transfer Notice has been delivered to the Company, unless the Company has notified such Management Stockholder or Permitted Transferee in writing that it will not exercise its rights under this Section 5(c) (the date of the first to occur of such event is referred to herein as the "Authorization Date").

        (i)    The Company shall have the option to purchase all (but not less than all) of the Management Shares to be transferred upon the same terms and conditions as those set forth in the Transfer Notice, by delivering a written notice of such election to such Management Stockholder within 20 days after the receipt of the Transfer Notice by the Company. If the Company has not elected to purchase all of the Management Shares specified in the Transfer Notice, such Management Stockholder may Transfer the Management Shares to the prospective transferee(s) as specified in the Transfer Notice, at a price and on terms no more favorable to the transferee(s) thereof than specified in the Transfer Notice, during the 90-day period immediately following the Authorization Date. Any Management Shares not so transferred within such 90-day period must be re-offered to the Company in accordance with the provisions of this Section 5(c). The Company may assign its rights pursuant to this Section 5(c) to AIP or any of its Affiliates, in whole or in part, at any time and from time to time; provided that the Company and its assignees will collectively be subject to the requirement that they purchase all of the Management Shares sought to be transferred in connection with an exercise of their rights hereunder. Upon such an assignment, all references to "the Company" in this Section 5(c) shall be deemed to be references to the assignee of the Company to the extent of the interest so assigned. The purchaser(s) of Management Shares pursuant to this Section 5(c) shall be entitled to receive customary representations and warranties from the seller regarding the seller's good title to, and freedom from liens, encumbrances and restrictions on the sale of, such Management Shares. The provisions of this Section 5(c) will not apply to any Transfer of Management Shares made after the consummation of a Qualified Public Offering.

        (d)    Transferees Bound.    As a condition to the transfer of any Management Shares, (i) the transferee of such Management Shares shall be required to execute a Joinder Agreement substantially in the form attached hereto as Exhibit A and thereby become a party to this Agreement and (ii) Management Shares transferred to a Permitted Transferee under the provisions of this Section 5 shall remain subject to all rights of the parties to this Agreement with respect thereto.

        SECTION 6.    ADDITIONAL RESTRICTION ON TRANSFER.

        (a)    Stock Legend.    Any and all certificates now or hereafter issued evidencing shares of Common Stock held by each Stockholder shall have endorsed upon them a legend substantially as follows:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER PRIOR TO

  THE PROPOSED TRANSACTION THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF MARCH 17, 1998 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER) WHICH PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RIGHTS OF PURCHASE OF SUCH SHARES BY THE ISSUER AND CERTAIN RESTRICTIONS ON TRANSFER THEREOF. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR DISPOSITION COMPLIES WITH THE TERMS OF SAID STOCKHOLDERS AGREEMENT, INCLUDING WITHOUT LIMITATION THE REQUIREMENT THAT PERMITTED TRANSFEREES EXECUTE AN AGREEMENT PROVIDING THAT THE TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF SAID STOCKHOLDERS AGREEMENT. ANY SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IN VIOLATION OF SUCH STOCKHOLDERS AGREEMENT SHALL BE VOID."

Such certificates may also bear such other legends and shall be subject to such restrictions on transfer as may be necessary to comply with any stock option, voting agreement or restricted stock agreement and all applicable Federal and state securities laws and regulations.

        (b)    Opinion of Counsel.    No holder of Stockholder Shares may sell, transfer or dispose of any such stock other than pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act (or any successor provision) or, in the case of a Management Shareholder, in a Permitted Transfer) without first delivering to the Company, if the Company so requests, an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act is not required in connection with such transfer.

        SECTION 7.    TAG-ALONG RIGHTS.    (a)    The Tag-Along Right.    If either AIP or any of its Affiliates (not including the Company) (collectively, the "Selling Group"), at any time or from time to time enters into a definitive agreement to sell (a "Tag-Along Sale") any shares of Common Stock to any third party, then all or any of the Management Stockholders shall have the right, but (subject to Section 8) not the obligation, to participate in such Tag-Along Sale by selling up to the number of shares of Common Stock held by them and/or their Permitted Transferees equal to the product of (i) the total number of shares of Common Stock proposed to be sold in the Tag-Along Sale times (ii) a fraction, the numerator of which is equal to the total number of shares of Common Stock proposed to be sold in the Tag-Along Sale by the Selling Group and the denominator of which is equal to the aggregate number of shares of Common Stock owned by the Selling Group immediately prior to the Tag Along Sale (the "Stockholders' Total Allotment"). Any such sales by the Management Stockholders and/or their Permitted Transferees shall be at the same price and on the same terms and conditions as the proposed Tag-Along Sale by the Selling Group. For purposes of this Section 7, the amount of Common Stock held by each Management Stockholder shall be deemed to include all shares of Common Stock acquirable pursuant to the exercise of Vested Options then held by such Management Stockholder and/or his Permitted Transferees. Notwithstanding the foregoing, this Section 7 shall not apply to (i) Transfers by AIP of an aggregate of not in excess of 5% of the outstanding Common Stock, (ii) Transfers by AIP to Affiliates of AIP, provided that each such Affiliate agrees in writing to be bound by the provisions of this Agreement binding AIP, or (iii) Transfers pursuant to Rule 144 under the Securities Act (or any successor provision).

        (b)    Tag-Along Procedures.    The Selling Group members participating in a Tag-Along Sale shall provide each other Stockholder with notice at least twenty (20) days prior to consummation of such Tag-Along Sale. Such notice shall set forth: (i) the name and address of the proposed purchaser of the shares of Common Stock in the Tag-Along Sale; (ii) the number of shares proposed to be sold; and (iii) the proposed amount and form of consideration to be paid for such shares and the terms and conditions of payment offered by the proposed purchaser. Each Stockholder shall provide written notice (the "Tag-Along Notice") to the member(s) of the Selling Group participating in the Tag-Along Sale within ten (10) days of the date of receipt of the notice specified in the preceding sentence (the "Notice Date"). The Tag-Along Notice shall set forth the number of Stockholders' shares of Common Stock, if any, such Stockholder elects to include in the Tag-Along Sale. If the total number of shares specified in the Tag-Along Notices exceeds the Stockholders' Total Allotment, then the right to participate in the Tag-Along Sale shall be allocated pro rata among the Stockholders on the basis of their relative holdings of shares of Common Stock or as they shall otherwise agree. The Tag-Along Notices given by such Stockholders shall constitute their respective binding agreements to sell such shares on the terms and conditions applicable to such sale (including the requirements of this Section 7(b)). In the event that the proposed purchaser does not purchase such shares on the same terms and conditions applicable to the member(s) of the Selling Group, then the proposed Tag-Along Sale by the member(s) of the Selling Group to such proposed purchaser or transferee shall be invalid. If the Tag-Along Notice is not received by the member(s) of the Selling Group participating in the Tag-Along Sale from a Stockholder within the 10-day period specified above, the Selling Group member(s) shall have the right to sell or otherwise transfer the Common Stock to the proposed purchaser without any participation by such Stockholder.

        SECTION 8.    THE BRING-ALONG OBLIGATION.    If AIP proposes either a sale, exchange or other disposition of all the Common Stock of the Company (a "Sale"), or a sale, exchange or other disposition of less than all the Common Stock of the Company (a "Partial Sale"), with a party that is not an Affiliate of AIP, then AIP shall have the right (but not the obligation) to obligate each Management Stockholder to sell at the same price and on the same terms and conditions as the proposed Sale all of the shares of Common Stock owned by her, or shall be obligated to sell at the same price and on the same terms and conditions as the proposed Partial Sale of a number of shares of Common Stock equal to the number of shares of Common Stock owned by such Management Stockholder on the day the Partial Sale is consummated multiplied by a fraction, the numerator of which is the number of shares of Common Stock being sold in the Partial Sale and the denominator of which is the number of shares of Common Stock outstanding on the day the Partial Sale is consummated. AIP shall provide to each Management Stockholder at least thirty (30) days prior to consummation, notice of the proposed Sale or Partial Sale. The notice shall set forth: (i) the name and address of the proposed purchaser of the shares in the Sale or the Partial Sale; (ii) the number of shares proposed to be sold, if a Partial Sale; and (iii) the proposed amount and form of consideration to be paid for such shares and the terms and conditions of payment offered by the proposed purchaser.

        SECTION 9.    REGISTRATION RIGHTS.

        (a)    Demand Registration.    At any time after the date hereof, the holders of a majority of the then outstanding AIP Shares shall have the right to require the Company to effect up to two registrations of their Common Stock on Form S-1 under the Securities Act and, if available, unlimited registrations on Form S-2 or S-3 under the Securities Act (any such registration, a "Demand Registration"). Upon receipt of any request for a Demand Registration, the Company shall give prompt written notice of such request to each Stockholder, and, subject to the provisions set forth below, shall include in such Demand Registration all Stockholder Shares with respect to which the Company has received written requests for inclusion therein within 15 days after the delivery of the Company's notice (including shares covered by Vested Options to the extent that the Company received appropriate assurances that such Options will be exercised upon effectiveness of such registration). If other securities are included in any Demand Registration that is not an underwritten offering, all Stockholder Shares included in such offering shall be sold prior to the sale of any of such other securities. If other securities are included in any Demand Registration that is an underwritten offering, and the managing underwriter for such offering advises the Company that in its opinion the number of securities to be included exceeds the number of securities which can be sold in such offering without adversely affecting the pricing or marketability thereof, the Company will include in such registration all Stockholder Shares requested to be included therein prior to the inclusion of any securities that are not Stockholder Shares. If the number of Stockholder Shares requested to be included in such registration (including Management Shares) exceeds the number of securities which in the opinion of such underwriter can be sold without adversely affecting the pricing or marketability of such offering, the Company will include in such Demand Registration the maximum number of Stockholder Shares that may be so included, such amount to be allocated ratably among the holders thereof based on the percentage of the outstanding Stockholder Shares held by each such Stockholder (assuming the exercise of all Vested Options held by participating Stockholders); provided, that if such Demand Registration constitutes the Company's initial public offering of its Common Stock, then the Company will include in such Demand Registration all Stockholder Shares ratably in accordance with the allocation formula set forth above subject to the discretion of the managing underwriter respecting the allocation of AIP Shares and Management Shares in such Demand Registration. The Company shall have the right to select the investment banker(s) and manager(s) to administer any Demand Registration that is an underwritten offering, subject to the approval of the holders of a majority of the AIP Shares to be included in such Demand Registration.

        (b)    Company Registration.    In the event that the Company proposes to register any Common Stock under the Securities Act in connection with a public offering (other than a Demand Registration) on any form (other than Form S-4 or Form S-8) that would legally permit the inclusion of Stockholder Shares, the Company shall give each of the Stockholders written notice thereof as soon as practicable but in no event less than 30 days prior to such registration, and shall include in such registration all Stockholder Shares with respect to which the Company has received written requests for inclusion therein within 15 days after delivery of the Company's notice (including shares covered by Vested Options to the extent that the Company receives appropriate assurances that such Options will be exercised upon effectiveness of such registration), subject to the limitations set forth in this Section 9(b). If in connection with such proposed registration the managing underwriter for such offering advises the Company that the number of Stockholder Shares (or the number of Management Shares) requested to be included therein exceeds the number of Stockholder Shares (or the number of Management Shares) that can be sold without adversely affecting the pricing or the marketability of such offering, any shares to be sold by the Company in such offering shall have priority over any Stockholder Shares, the number of Stockholder Shares to be included by a Stockholder in such registration shall be reduced pro rata on the basis of the number of shares of Common Stock held by such Stockholder (assuming the exercise of all Vested Options held by all participating Stockholders) and all other holders (other than the Company) exercising similar registration rights, and with respect to the Company's initial public offering of its Common Stock to the extent required by the managing underwriter, the number of Management Shares to be included in such offering by any Person may be further reduced.

        (c)    Costs of Registration.    The Company shall bear the costs of each registration in which Stockholders participate pursuant to this Section 10, including the reasonable fees and expenses of one counsel for the selling Stockholders (to be selected by the holders of a majority of the Stockholder Shares to be included in such registration) but excluding any underwriting discounts of commissions on the sale of Stockholder Shares or the fees and expenses of any additional counsel retained by the Stockholders. As a condition to the inclusion of Stockholder Shares in any registration, the participating Stockholder and the Company shall execute an underwriting agreement or similar agreement in a form reasonably acceptable to the Company and the underwriter(s), if any, for such offering containing customary indemnification and holdback provisions. Notwithstanding the foregoing, no Stockholder shall be required to incur indemnification obligations (whether several or joint and several) which are in excess of the net proceeds received by such Stockholder pursuant to such registration or which relates to information not supplied by such Stockholder pursuant to such registration or which relates to information not supplied by such Stockholder for inclusion in the registration statement.

        (d)    Other Limitation.    Notwithstanding any other provision of this Section 9, the Company shall not be required to include Stockholder Shares in a registration that relates to the Company's initial public offering of Common Stock if no AIP Shares are sold in such offering.

        (e)    Holdback Agreement.    Each holder of Stockholder Shares agrees that if requested in connection with an underwritten offering made pursuant to a registration statement for which such Stockholder has incidental registration rights pursuant to Section 9(b), by the managing underwriter or underwriters of such underwritten offering, such Stockholder will not effect any public sale or distribution of any of the securities being registered or any securities convertible or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A (except as part of such underwritten offering), during the period beginning 10 days prior to, and ending 180 days after, the closing date of each underwritten offering made pursuant to such registration statement (or for such shorter period as to which the managing underwriter or underwriters may agree).

        SECTION 10.    TRANSFERS IN VIOLATION OF AGREEMENT.    Any transfer or attempted transfer of any Stockholder Shares in violation of this Agreement shall be void, and the Company shall not be obligated to record such transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

        SECTION 11.    AMENDMENT AND WAIVER.    Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be effective against the Company or Stockholders unless such amendment or waiver is approved in writing by the Company, AIP and the holders of at least a majority of the then outstanding Management Shares. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

        SECTION 12.    SEVERABILITY.    If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        SECTION 13.    ENTIRE AGREEMENT.    Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

        SECTION 14.    SUCCESSORS AND ASSIGNS.    This Agreement shall bind and inure to the benefit of and be enforceable by and against(i) the Company and its successors and assigns (including any successor by merger or consolidation) and (ii) and the Stockholders and their respective permitted successors and assigns so long as such Stockholders and their respective permitted successors and assigns hold Stockholder Shares. The Company may assign any of its rights hereunder, including but not limited to those under Sections 3 and 5 hereof, to AIP or any of its Affiliates.

        SECTION 15.    COUNTERPARTS.    This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

        SECTION 16.    REMEDIES.    The Company and the Stockholders shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

        SECTION 17.    NOTICES.    Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at its address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given to a party hereunder when actually received at the address of such party or, if delivered in person, when so delivered.

        The Company's address is:

Bucyrus International, Inc. 1100 Milwaukee Avenue South Milwaukee, Wisconsin 53172 Attention: President
with a copy to:	American Industrial Partners One Maritime Plaza, Suite 2525 San Francisco, CA 94111 Attention: Lawrence W. Ward, Jr.

        SECTION 18.    GOVERNING LAW.    The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, New York.

        SECTION 19.    DESCRIPTIVE HEADINGS.    The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        SECTION 20.    TERMINATION; SURVIVAL.    Sections 2, 8 and 9 hereof shall terminate on the date on which AIP owns less than 20% of the outstanding Common Stock of the Company. All rights and obligations under Sections 3, 4, and 5 hereof shall terminate upon the consummation of a Qualified Public Offering.

        IN WITNESS WHEREOF, the undersigned have executed this counterpart to the Stockholders Agreement dated as of March 17, 1998 among Bucyrus International, Inc. and the other parties thereto.

Management Stockholders:
/s/ Willard R. Hildebrand Willard R. Hildebrand* ADDRESS: 1806 Princeton Court Lake Forest, IL 60045
/s/ Daniel J. Smoke Daniel J. Smoke* ADDRESS: 745 Spyglass Hill Holland, MI 49424
/s/ Craig R. Mackus Craig R. Mackus ADDRESS: 19675 Dorchester Drive Brookfield, WI 53045
/s/ Michael G. Onsager Michael G. Onsager ADDRESS: 8254 W. Southview Drive Franklin, WI 53132

        *With a copy to: Butler, Rubin, Salarelli & Boyd, 1800 Three First National Plaza, 70 West Madison Streeet, Chicago, IL 60602, Attn: Craig T. Boyd

/s/ Thomas B. Phillips Thomas B. Phillips ADDRESS: 3674 W. Southwood Drive Franklin, WI 53132
/s/ Timothy W. Sullivan Timothy W. Sullivan ADDRESS: 13000 W. Hawthorne Lane New Berlin, WI 53151
/s/ Neil Massey Neil Massey ADDRESS: 1950 Circlewood Drive Racine, WI 53402
/s/ Frank Bruno Frank Bruno ADDRESS: N2425 Ara Glenn Drive Lake Geneva, WI 53147

        IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first above written.

BUCYRUS INTERNATIONAL, INC.
By:	/s/ Willard R. Hildebrand
AMERICAN INDUSTRIAL PARTNERS ACQUISITION COMPANY, LLC
By:	AMERICAN INDUSTRIAL PARTNERS CAPITAL FUND II, L.P., its Managing Member
By:	AMERICAN INDUSTRIAL PARTNERS II, L.P., its General Partner
By:	AMERICAN INDUSTRIAL PARTNERS CORPORATION, its General Partner
By:	/s/ W. Richard Bingham W. Richard Bingham, President

CONSENT OF SPOUSE

        I,                    , spouse of the Management Stockholder who executed the foregoing Agreement, hereby agree that the interest of such Management Stockholder in the Common Stock of the Company currently held or hereafter acquired by him are subject to said Agreement shall be irrevocably bound by the Agreement's terms. I further agree that my community property interest in such shares of Common Stock, if any, shall similarly be bound by said Agreement and that such consent is binding upon my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of said Agreement and this consent.

Dated: January     , 1998

Name:

Exhibit A

FORM OF JOINDER TO THE
STOCKHOLDERS AGREEMENT

        This Joinder (this "Agreement") is made as of the date written below by the undersigned (the "Joining Party") in favor of and for the benefit of Bucyrus International, Inc. and the other parties to the Stockholders Agreement, dated as of March 17, 1998 (the "Stockholders Agreement"). Capitalized terms used but not defined herein shall have the meanings given such terms in the Stockholders Agreement.

        The Joining Party hereby acknowledges, agrees and confirms that, by his or her execution of this Joinder, the Joining Party will be deemed to be a party to the Stockholders Agreement and shall have all of the rights and obligations of a Management Stockholder thereunder as if he or she had executed the Stockholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders Agreement.

        IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date written below.

Date:	Name:

QuickLinks

  Exhibit 10.11
STOCKHOLDERS AGREEMENT Dated as of March 17, 1998 Among BUCYRUS INTERNATIONAL, INC., AND ITS STOCKHOLDERS
STOCKHOLDERS AGREEMENT
CONSENT OF SPOUSE
  Exhibit A
FORM OF JOINDER TO THE STOCKHOLDERS AGREEMENT